Exhibit 99.1

FOR IMMEDIATE RELEASE

Media

EarthLink

Dan Greenfield

404-432-6526 (mobile)

greenfie@corp.earthlink.net

SK Telecom

Chai, Young-hoon

82-11-759-647

chai1119@sktelecom.com

Chung, Kyung-hwan (Nick)

82-11-9205-1733

smiletogo@sktelecom.com

Investors

EarhtLink

Michael Gallentine

404-748-7153

404-395-5155 (mobile)

gallentineml@corp.earthlink.net

SK Telecom

Tae-Jin Park

82-2-6100-1631

tjpark@sktelecom.co.kr

Hosook Hwang

82-2-6100-1636

hhwang@sktelecom.co.kr

SK TELECOM AND EARTHLINK COMPLETE FORMATION OF JOINT VENTURE TO MARKET WIRELESS SERVICES IN U.S.

ATLANTA and SEOUL, March 24, 2005 – EarthLink, Inc. (NASDAQ: ELNK), the nation’s next generation Internet service provider, and SK Telecom (NYSE: SKM), Korea’s leading mobile communications company, today announced that they have completed the formation of their joint venture to market wireless voice and data services in the U.S.

The new entity, called SK-EarthLink (www.SK-EarthLink.com) and capitalized with $440 million of partner investments over the next three years, is a non-facilities-based nationwide mobile virtual network operator (“MVNO”) and will be offering mobile communications services and handsets to U.S. customers.

For more information, please visit www.sk-earthlink.com.

Please refer to the Form 8-K EarthLink will be filing with the Securities and Exchange Commission for additional information regarding EarthLink’s investment in SK-EarthLink.

About EarthLink

“EarthLink. We revolve around youTM.” As the nation’s next generation Internet Service Provider, Atlanta-based EarthLink has earned an award-winning reputation for outstanding customer service and its suite of online products and services. According to the J.D. Power and Associates 2004 Internet Service Provider Residential Customer Satisfaction StudySM, EarthLink is ranked highest in customer satisfaction among high-speed and dial up Internet Service Providers.  Serving over five million subscribers, EarthLink offers what every user should expect from their Internet experience: high-quality connectivity, minimal online intrusions, and customizable features. Whether it’s dial-up, high-speed, Web hosting, wireless voice and data services, or “EarthLink Extras” like home networking, security or voice over IP, EarthLink provides the tools that best let individuals use and enjoy the Internet on their own terms. Learn more about EarthLink by calling (800) EARTHLINK or visiting EarthLink’s Web site at www.earthlink.net

About SK Telecom

SK Telecom is Korea’s leading mobile communications company with more than 18 million subscribers. SK Telecom successfully commercialized the world’s first CDMA cellular phone service and launched the world’s first synchronized commercial IMT-2000 third generation service.  The company is listed on the Korean Stock Exchange, the New York Stock Exchange, and the London Stock Exchange.  To learn more about SK Telecom, please visit www.sktelecom.com.

# # #

Cautionary Information Regarding Forward-Looking Statements

This release includes “forward-looking” statements (rather than historical facts) that are subject to risks and uncertainties that could cause actual results to differ materially from those described. Although we believe that the expectations expressed in these forward-looking statements are reasonable, we cannot promise that our expectations will turn out to be correct. Our actual results could be materially different from and worse than our expectations. With respect to such forward-looking statements, we seek the protections afforded by the Private Securities Litigation Reform Act of 1995. These risks include, without limitation, (1) that we may not be able to successfully implement our broadband strategy which would materially and adversely affect our subscriber growth rates and future overall revenues; (2) that we may not successfully enhance existing or develop new products and services in a cost-effective manner to meet customer demand in the rapidly evolving market for Internet, wireless and wireline communications services; (3) that our service offerings may fail to be competitive with existing and new competitors; (4) that competitive product, price or marketing pressures could cause us to lose existing customers to competitors, or may cause us to reduce prices for our services which would adversely impact average revenue per user; (5) that our commercial and alliance arrangements, including marketing arrangements with Sprint and Dell, may be terminated or may not be as beneficial to us as we anticipate; (6) that we may not be able to grow our narrowband subscriber base and revenues; (7) that we may experience significant fluctuations in our operating results and rate of growth and we may not be able to sustain profitability; (8) that our third-party network providers may be unwilling or unable to provide Internet and wireless telecommunications access; (9) that we may be unable to maintain or increase our customer levels if we do not have uninterrupted and reasonably priced access to local and long-distance telecommunications systems for delivering dial-up and/or broadband access, including, specifically, that integrated local exchange carriers and cable companies may not provide last mile broadband access to us on a wholesale basis or on terms or at prices that allow us to grow and be profitable in the broadband market; (10) that service interruptions or impediments could harm our business; (11) that we may not be able to protect our proprietary technologies or successfully defend infringement claims and may be required to enter licensing arrangements on unfavorable terms; (12) that we may be accused of infringing upon the intellectual property rights of third parties, which is costly to defend and could limit our ability to use certain technologies in the future; (13) that government regulations could force us to change our business practices;  (14) that we may not realize the benefits we are seeking from the SK-EarthLink joint venture transaction or other investment activities as a result of lower than predicted revenues or subscriber levels of the companies in which we invest, larger funding requirements for these companies or otherwise; (15) that our third party providers for technical and customer support may be unable to provide these services on an economical basis or at all;  (16) that if we are unable to successfully defend against legal actions, we could face substantial liabilities; (17) that we may experience other difficulties that limit our growth potential or lower future overall revenues;  (18) that declining levels of economic activity or fluctuations in the use of the Internet could negatively impact our subscriber growth rates and incremental revenue levels; (19) that provisions in our certificate of incorporation, by laws and shareholder rights plan could limit our share price and delay a change of management; (20) that we may be unable to hire and retain qualified personnel, including our key executive officers; (21) that our stock price has been volatile historically and may continue to be volatile; and (22) that some other unforeseen difficulties may occur. This list is intended to identify some of the principal factors that could cause actual results to differ materially from those described in the forward-looking statements included herein. These factors are not intended to represent a complete list of all risks and uncertainties inherent in the company’s business, and should be read in conjunction with the more detailed cautionary statements included in EarthLink’s filings with the Securities and Exchange Commission.